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                                                                    EXHIBIT 99.1

                           IWC RESOURCES CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  I hereby appoint James T. Morris, J.A. Rosenfeld and John M. Davis, or any of them, my proxies with power of substitution, to vote all common shares of the Company which I am entitled to vote at the special meeting of shareholders of the Company, to be held at the University Place Conference Center and Hotel, 850 West Michigan Street, Indianapolis, Indiana, on March 25, 1997, at 10:00 a.m., E.S.T., and at any adjournment, as follows:

  1. Proposal to approve the Agreement and Plan of Merger and the Merger of the Company with and into a wholly-owned subsidiary of NIPSCO Industries, Inc.

                         [_] FOR[_] AGAINST[_] ABSTAIN

  2. In their discretion, on any other matters that may properly come before the meeting.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

  Please sign exactly as your name appears below. When shares are held by two or more persons, all of them should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                            -----------------------------------
                                                         SIGNATURE
                                            -----------------------------------
                                                 SIGNATURE IF HELD JOINTLY

                                            DATE ________________________, 1997

                                            Please mark, sign, date and return
                                            the proxy card promptly using the
                                            enclosed envelope.